Exhibit 99.1

Sharon AI Appoints Mr. Andrew Penn as Chairman of the Board of Directors

New York, USA, 22nd May 2026 - Today, SharonAI Holdings Inc. (NASDAQ:SHAZ) and its subsidiaries (“Sharon AI” or “the Company”), a leading Australian Neocloud, announced the appointment of Mr. Andrew Penn AO as non-executive Chairman of the board of directors.

Mr. Penn is a global business and technology leader with deep and broad expertise across financial, technology, telecommunications, digital and physical infrastructure.

“I am excited to join the board at such a pivotal and exciting time. I look forward to leveraging my experience to help Sharon AI shape its strategic goals and expand its impact in the coming years,” said Andrew Penn.

Mr. Penn is a non executive director and Chair of the Audit and Risk Committee of the Coles Group (ASX:COL) and Chair of Visit Victoria. He is also a Senior Adviser with McKinsey & Company.

Mr. Penn was formerly the CEO of Telstra (2015-2022) (ASX:TLS), CEO oF AXA Asia Pacific Holdings (2006-2011) and Chair of the Expert Advisory Boards for Australia’s 2020 and 2023 National Cyber Security Strategies.

Mr. Penn was named an Officer of the Order of Australia (AO) in the 2023 Australia Day honours for distinguished services to business, charitable organisations, youth and the arts.

“We are delighted that Mr. Penn has joined the Sharon AI board of directors as Chairman as we enter our next phase of growth. His expertise across technology, telecommunications, digital and physical infrastructure, in addition to his proven track record of successfully guiding technology businesses through periods of rapid growth will add significant value to our business,” said James Manning, Co-founder and CEO at Sharon AI.

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Disclosure Information

Sharon AI primarily uses its Investor Relations page (https://sharonai.com/investors/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. The Company also notes that, at times, it uses other communication mediums including, but not limited to, its X account (sharon__ai) and/or LinkedIn account (sharon-AI) to disseminate information about the Company, and can be additional sources of information outside press releases, regulatory filings with the Securities and Exchange Commission (SEC) and any other conference calls, webcasts, investor days, etc. that the company may hold.

About Sharon AI

SharonAI Holdings Inc. (NASDAQ: SHAZ) and its subsidiaries (“Sharon AI”), a leading Australian Neocloud, is a High-Performance Computing company focused on Artificial Intelligence and Cloud GPU/CPU Compute Infrastructure. Our AI Cloud platform and compute infrastructure is accelerating the build of AI factories and sovereign AI solutions, powering the next wave of accelerated computing adoption. For more information, visit www.sharonai.com.

Contacts

Sharon AI Media Enquiries:

Ross Barrows – Head of Capital Strategy & Investor Relations

Ross.barrows@sharonai.com

Zachary Nevas

IMS Investor Relations

+1 203.972.9200

sharonai@imsinvestorrelations.com

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Forward-Looking Statements

This press release may contain, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are not historical facts, and which are not assurances of future performance. Forward-looking statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “should,” “would,” “project,” “strategy,” “plan,” “expect,” “goal,” “seek,” “future,” “likely” or the negative or plural of these words or similar expressions or references to future periods. Forward-looking statements in this release include specific statements regarding the completion of the offering and the intended use of proceeds. Examples of such forward-looking statements include but are not limited to express or implied statements regarding Sharon AI’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding:

●	Service and product offerings;

●	Receipt and use of proceeds;

●	The deployment of assets and expansion of network procurement;

●	Sharon AI’s ability to engage with additional potential customers;

●	Expansion of Sharon AI’s data center footprint and capacity; and

●	The strengthening of Sharon AI’s partner network.

In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. You are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, among others, all of the risks described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the SEC, which are available at www.sec.gov.

The forward-looking statements and other information contained in this news release are made as of the date hereof and Sharon AI does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

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